UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

OBLONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231

Conifer, Colorado 80433

(Address of principal executive offices, zip code)

(303) 640-3838

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On March 30, 2023, Oblong, Inc. (“we” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we issued and sold, in a private placement transaction (the “Private Placement”) (i) 6,550 shares (“Preferred Shares”) of our newly designated Series F convertible preferred stock, $0.0001 par value per share (the “Series F Preferred Stock”), initially convertible into up to 3,830,409 shares of our common stock, par value $0.0001 per share (“Common Stock”), (ii) preferred warrants (“Preferred Warrants”) to acquire up to 32,750 shares of Series F Preferred Stock (the “Warrant Preferred Shares”) and (iii) common warrants (“Common Warrants”, and with the Preferred Warrants, the “Warrants”), to acquire up to 3,830,413 shares of Common Stock. The terms of the Series F Preferred Stock are as set forth in the Certificate of Designations of Series F Preferred Stock of Oblong, Inc. (the “Certificate of Designations”), which was filed and became effective with the Secretary of State of the State of Delaware on March 31, 2023. The Private Placement closed on March 31, 2023 (the “Closing”).

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Shares and Warrants are being offered without any general solicitation by the Company or its representatives.

The aggregate gross proceeds from the Private Placement are expected to be $6,386,250. All of the Preferred Shares and Warrants were issued at the Closing, but part of the purchase price equivalent to $4,000,000 was placed in an escrow account with American Stock Transfer & Trust Company, to be released upon our obtaining stockholder approval permitting the issuance of more than 19.99% of our outstanding shares of Common Stock at less than the Minimum Price (as defined under the Nasdaq Rules) in accordance with Nasdaq listing standards and as otherwise may be required (the “Stockholder Approval”). The Company expects to use the net proceeds from the Private Placement and the proceeds, if any, from the exercise of the Warrants for general corporate purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Engagement Letter

In connection with the Private Placement, pursuant to an Engagement Letter dated March 30, 2023 (the “Engagement Letter”), between the Company and Dawson James Securities Inc. (the “Placement Agent”), the Company has agreed to (i) pay the Placement Agent a cash fee equal to 8% of the aggregate gross proceeds raised in the Private Placement, and (ii) grant to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase 306,433 shares of Common Stock at an initial exercise price of $1.71. The Placement Agent Warrants have the same terms and conditions as the Common Warrants issued in the Private Placement (as described below). Additionally, we agreed to reimburse the Placement Agent for certain expenses incurred in connection with the Private Placement and to pay certain contingent fees upon the occurrence of specified future events.

Preferred Shares

The terms of the Preferred Shares are as set forth in the Certificate of Designations.

The Preferred Shares are convertible into fully paid and non-assessable shares of the Company’s Common Stock at the election of the holder at any time at an initial conversion price of $1.71 (the “Conversion Price”). The holders of the Preferred Shares may also elect to convert their Preferred Shares at an alternative conversion price equal to the lower of (i) 80% of the applicable Conversion Price as in effect on the date of the conversion, (ii) 80% of the closing price on the trading day immediately preceding the delivery of the conversion notice, and (iii) the greater of (a) the Floor Price (as defined in the Certificate of Designations) and (b) the quotient of (x) the sum of the five lowest Closing Bid Prices (as defined in the Certificate of Designations) for trading days in the 30 consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable Conversion Notice, divided by (y) five, provided that that such price may not be lower than the Minimum Price (as defined under the Nasdaq Rules) prior to obtaining Stockholder Approval for the issuance. The Conversion Price is subject to customary adjustments for stock splits, stock dividends, stock combination recapitalizations or other similar transactions involving the Common Stock, and subject to price-based adjustment, on a full ratchet basis, in the event of any issuances of our common stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions).

Under the Certificate of Designations, the Preferred Shares have an initial stated value of $1,000 per share (the “Stated Value”). The holders of the Preferred Shares are entitled to dividends of 9% per annum, which will be payable in arrears quarterly. Accrued dividends may be paid, at our option, in cash and if not paid, shall increase the stated value of the Preferred Shares. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Shares will accrue dividends at the rate of 20% per annum (the “Default Rate”). The Preferred Shares have no voting rights, other than with respect to certain matters affecting the rights of the Preferred Shares. On matters with respect to which the holders of the Preferred Shares have a right to vote, holders of the Preferred Shares will have voting rights on an as-converted basis, provided that until receipt of stockholder approval of this proposal, any adjustment to the Conversion Price shall not cause the Conversion Price for voting purposes to be less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)).

Our ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares of Common Stock that may be issued until the time that the Stockholder Approval is obtained permitting the issuance of more than 19.99% of our outstanding shares of Common Stock in accordance with Nasdaq listing standards. We agreed to seek stockholder approval of these matters at a meeting to be held no later than May 31, 2023. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of common stock issuable upon conversion of the Preferred Shares.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, (i) the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Registration Rights Agreement, (ii) the failure to pay any amounts due to the holders of the Preferred Shares when due, and (iii) if Peter Holst ceases to be the chief executive officer of the Company other than because of his death and a qualified replacement, reasonably acceptable to a majority of the holders of the Preferred Shares, is not appointed within thirty (30) business days. In connection with a Triggering Event, the Default Rate is triggered. The Default Rate is also triggered in the event that we are unable, from the failure to obtain the Stockholder Approval prior to May 31, 2023 (the “Approval Date”), to issue shares of Common Stock in connection with a conversion of the Series F Preferred Stock after the Approval Date.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), maintenance of properties and the transfer of assets, among other matters.

Common Warrants

The Common Warrants are exercisable for shares of common stock at an exercise price of $1.71 per share, beginning on or after the sixth-month-and-one-day anniversary of the issuance date and expiring five and a half years after the date of issuance. The exercise price is subject to customary adjustments for stock splits, stock dividends, stock combination recapitalizations or other similar transactions involving the Common Stock, and subject to price-based adjustment, on a full ratchet basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price for the Common Warrants (subject to certain exceptions). The Common Warrants are exercisable for cash, provided that if there is no effective registration statement available permitting the resale of the Warrant Common Shares, the Common Warrants may be exercised on a cashless basis. Exercise of the Common Warrants is subject to certain limitations, including a 4.99% beneficial ownership limitation.

Preferred Warrants

The Preferred Warrants are exercisable for shares of our Series F preferred stock at an exercise price of $975. The exercise price is subject to customary adjustments for stock splits, stock dividends, stock combination recapitalizations or other similar transactions involving the Common Stock. The Preferred Warrants expire three years from the date of issuance and are exercisable for cash. For each Preferred Warrant exercised, the Investor shall receive Common Warrants to purchase a number of shares of Common Stock equal to 100% of the number of shares of Common Stock the Investor would receive if the Preferred Shares issuable upon exercise of such Warrant were converted at the applicable Conversion Price.

Registration Rights Agreement

The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act. In connection with the Purchase Agreement, on March 30, 2023, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will be required to file an initial resale registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale (i) 100% of the sum of (x) the Preferred Shares outstanding and (y) the maximum number of Preferred Shares issuable upon exercise of the Preferred Warrants outstanding, and (ii) 200% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding, subject to certain assumptions set forth in the Registration Rights Agreement, promptly following the Closing, but in no event later than the tenth business day after the Company’s filing of this Current Report on Form 8-K, and to have such Initial Registration Statement declared effective by the earlier of 120 days after closing of the Private Placement and the second business day after the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review. In addition, unless waived, accelerated (upon 10 business days written notice) or delayed by the Required Holders (as defined in the Purchase Agreement), the Company will be required to file a second resale registration statement (the “Second Registration Statement”) no later than the 90th day following the Closing Date covering the resale of, to the extent not covered by the Initial Registration Statement, (i) 100% of the sum of (x) the Preferred Shares outstanding as of such date and (y) the maximum number of Preferred Shares issuable upon exercise of the Preferred Warrants outstanding as of such date, (ii) 200% of the maximum number of Warrant Common Shares issuable upon exercise of the Common Warrants (without taking in to account any limitations on exercise set forth therein) and (iii) 200% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares, subject to certain assumptions set forth in the Registration Rights Agreement). The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the Registration Statement when required, fails to file or cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

Warrant Amendment

In connection with the Private Placement, we agreed to reduce the applicable exercise prices of certain previously-issued warrants, some of which are held by the Investors, to 80% of the lower of (i) the average VWAP (as defined in the Common Warrant) of the Common Stock for the five (5) Trading Days prior to exercise and (ii) the closing sale price of the Common Stock on the Trading Day prior to exercise. As previously disclosed in our Current Reports on Form 8-K filed with the SEC on October 26, 2020, December 10, 2020 and June 28, 2021, the Company has previously issued four series of warrants (the “Existing Warrants”) to purchase shares of our Common Stock in connection with the Company’s prior private placement transactions that closed on October 22, 2020, December 7, 2020 and June 28, 2022. The warrants issued October 22, 2020 are currently exercisable at $61.20, have an aggregate of 34,767 underlying shares of Common Stock and have an expiration date of April 22, 2023. The warrants issued December 6, 2020 are currently exercisable at $82.35, have an aggregate of 41,667 underlying shares of Common Stock and have an expiration date of June 7, 2023. The Series A Warrants, issued on June 30, 2021, are currently exercisable at $60.00 per share, have an aggregate of 66,667 underlying shares of Common Stock and have an expiration date of January 4, 2024. The Series B Warrants, issued on June 30, 2021, are currently exercisable at $66.00 per share, have an aggregate of 200,000 underlying shares of Common Stock and have an expiration date of December 29, 2024. All other terms of the Existing Warrants will remain in full force and effect.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Certificate of Designations, the Registration Rights Agreement and the Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Form of Common Warrant, Form of Preferred Warrant, Certificate of Designations, Registration Rights Agreement and the Engagement Letter, which are filed as Exhibits 10.1, 4.1, 4.2, 3.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K, including Exhibits 3.1, 4.1, 4.2, 4.3, 10.1, 10.2, 10.3 and 10.4 hereto, is incorporated herein by reference in its entirety. Neither the Preferred Shares nor the Warrants have been registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations.
4.1	Form of Common Warrant.
4.2	Form of Preferred Warrant
10.1	Securities Purchase Agreement.
10.2	Registration Rights Agreement.
10.3	Engagement Letter, dated March 30, 2023, between Oblong, Inc. and Dawson James Securities, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBLONG, INC.

Date: April 3, 2023	By:	/s/ Peter Holst
	Name:	Peter Holst
	Title:	President & CEO